Exhibit 99.1

Mesa Labs Reports Transition of its Chief Executive Officer

Gary Owens Succeeds John Sullivan as Chief Executive Officer on September 1, 2017

John Sullivan to Continue as Chairman of Mesa’s Board

Lakewood, Colorado, September 1, 2017 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today reported that Gary Owens has been approved unanimously by Mesa’s Board of Directors (the “Board”) to assume the positions of President and Chief Executive Officer, succeeding John Sullivan, who has held these positions since March, 2009. Gary has also been appointed to Mesa’s Board and will stand for reelection at the next shareholder meeting. John will remain on the Company’s Board and has been named Chairman, succeeding H. Stuart Campbell, who will remain on the Board and has been appointed to the position of Lead Independent Director.

Gary Owens joined the Company in March 2017 as Chief Operating Officer. From 2006 through March 2017, Gary held several positions with Danaher Corporation. During his tenure at Danaher, Gary served as General Manager of Beckman Coulter Life Sciences, a wholly owned subsidiary, Corporate Vice-President of Strategic Development, and Group Vice-President of Business Development for Danaher Industrial. From 1998 to 2006, Gary served in various product management, sales, and business development roles for Canon Incorporated and Trilogy Software.

"Ensuring that the Company has a talented and dedicated leadership team is probably the most important responsibility of the Board," said H. Stuart Campbell, Mesa’s Lead Independent Director. "The Board has worked closely with John for the past 15 months recruiting a successor who can continue Mesa’s growth trajectory and the financial success achieved in recent years. I am certain that Gary is prepared for these new responsibilities and is the absolute right choice to lead Mesa into the future. Gary has deep experience in exactly what Mesa needs today, having spent 10 years at Danaher in business development, business management, and championing continuous improvement and lean initiatives. Gary has the experience not only to drive improvements in Mesa’s existing businesses, but also to take Mesa’s business development program to another level.”

“It is with mixed emotions that I retire from my position at Mesa,” said John Sullivan, Chairman of the Board. “I came to Mesa 13 years ago with a singular goal; to put the Company’s stellar cash flow to work in growing the Company, both organically and through strategic acquisitions. I have been honored to work with a great team of employees during my tenure at Mesa. We have accomplished a lot in these past 13 years. Revenues and profits have expanded significantly, as we brought in many new product lines through acquisitions, entered multiple new markets, and expanded our international reach. I feel confident that the Company is positioned for its next growth phase and I am looking forward to what can be accomplished in the years ahead. There will certainly be changes at Mesa as Gary puts his stamp on the Company, but having worked with Gary since March 2017, I am confident that the changes will all be for the better. While I have stepped down as Mesa’s CEO and handed the reins over to Gary, I remain available to the management team in a consulting role, and I am looking forward to being an active participant in Mesa’s next phase of growth in my new position as Chairman of the Board.”

“I am honored to have the opportunity to lead the next chapter for Mesa," said Gary Owens. "Our story is one of growth: growth in our capability to serve customers, growth in our teams, growth in our businesses, and as a result, growth in our shareholder value. John has established a strong portfolio, a dynamic team, and an unwavering culture of collaboration. I look forward to deepening the execution and innovation that will extend Mesa’s track record of outperformance.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products and services, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a strong presence and achieve high gross margins. We are organized into four divisions across eight physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, environmental air sampling and semiconductor industries. Our Biological Indicators Division provides testing services, along with the manufacturing and marketing of biological indicators and distribution of chemical indicators used to assess the effectiveness of sterilization processes, including steam, hydrogen peroxide, ethylene oxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Cold Chain Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and other laboratory and industrial environments. Our Cold Chain Monitoring Division also provides parameter (primarily temperature) monitoring of products during transport in a cold chain and consulting services such as compliance monitoring and validation or mapping of transport and storage containers. Our Cold Chain Packaging Division provides packaging development consulting services and thermal packaging products such as coolers, boxes, insulation materials and phase-change products to control temperature during transport.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," “estimate,” "expect," "project," “anticipate,” “intend,” "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2017, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: Gary M. Owens; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com